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                                                                    EXHIBIT 99.2

                                  CERTIFICATION

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of United States Exploration, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 15, 2003                     /s/ F. Michael Murphy
                                      ------------------------------------------
                                      Name:    F. Michael Murphy
                                      Title:   Vice President and Chief
                                               Financial Officer
                                               (Chief Financial Officer)


      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure document.